Exhibit 6.13

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

NEW INTERNET LABS LIMITED

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by Blockstack Signature Fund 1 LLC (the “Investor”) of $526,400 (the “Purchase Amount”)  on or about January 17, 2019, New Internet Labs Limited, a Hong Kong limited company (the “Company”), issues to the Investor the right to certain shares of the Company’s Capital Stock, subject to the terms described below.  $26,400 of the Purchase Amount will be deemed paid by Investor upon delivery by the Investor to the Company of the “DDA”, as such term is defined in the Purchase Agreement for Deferred Delivery Agreement and Tokens entered into between the Company, as Purchaser, and Blockstack Token LLC (a wholly-owned subsidiary of Investor), as Token Issuer, on or about the date of this Agreement.

The “Post-Money Valuation Cap” is $7,000,000.  See Section 2 for certain additional defined terms.

1.             Events

(a)  Equity Financing. If there is an Equity Financing before the termination of this Safe, on the initial closing of such Equity Financing, this Safe will automatically convert into the greater of: (1) the number of shares of Standard Preferred Stock equal to the Purchase Amount divided by the lowest price per share of the Standard Preferred Stock; or (2) the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Safe Price.

In connection with the automatic conversion of this Safe into shares of Standard Preferred Stock or Safe Preferred Stock, the Investor will execute and deliver to the Company all of the transaction documents related to the Equity Financing; provided, that such documents are the same documents to be entered into with the purchasers of Standard Preferred Stock, with appropriate variations for the Safe Preferred Stock if applicable, and provided further, that such documents have customary exceptions to any drag-along applicable to the Investor, including, without limitation, limited representations and warranties and limited liability and indemnification obligations on the part of the Investor.

(b)  Liquidity Event.  If there is a Liquidity Event before the termination of this Safe, this Safe will automatically be entitled to receive a portion of Proceeds, due and payable to the Investor immediately prior to, or concurrent with, the consummation of such Liquidity Event, equal to the greater of (i) the Purchase Amount (the “Cash-Out Amount”) or (ii) the amount payable on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity Price (the “Conversion Amount”).  If any of the Company’s securityholders are given a choice as to the form and amount of Proceeds to be received in a Liquidity Event, the Investor will be given the same choice, provided that the Investor may not choose to receive a form of consideration that the Investor would be ineligible to receive as a result of the Investor’s failure to satisfy any requirement or limitation generally applicable to the Company’s securityholders, or under any applicable laws.

Notwithstanding the foregoing, in connection with a Change of Control intended to qualify as a tax-free reorganization, the Company may reduce the cash portion of Proceeds payable to the Investor by the amount determined by its board of directors in good faith for such Change of Control to qualify as a tax-free reorganization for U.S. federal income tax purposes, provided that such reduction (A) does not reduce the total Proceeds payable to such Investor and (B) is applied in the same manner and on a pro rata basis to all securityholders who have equal priority to the Investor under Section 1(d).

(c)  Dissolution Event. If there is a Dissolution Event before the termination of this Safe, the Investor will automatically be entitled to receive a portion of Proceeds equal to the Cash-Out Amount, due and payable to the Investor immediately prior to the consummation of the Dissolution Event.

(d)  Liquidation Priority.  In a Liquidity Event or Dissolution Event, this Safe is intended to operate like standard non-participating Preferred Stock.  The Investor’s right to receive its Cash-Out Amount is:

(i)         Junior to payment of outstanding indebtedness and creditor claims, including contractual claims for payment and convertible promissory notes (to the extent such convertible promissory notes are not actually or notionally converted into Capital Stock);

(ii)        On par with payments for other Safes and/or Preferred Stock, and if the applicable Proceeds are insufficient to permit full payments to the Investor and such other Safes and/or Preferred Stock, the applicable Proceeds will be distributed pro rata to the Investor and such other Safes and/or Preferred Stock in proportion to the full payments that would otherwise be due; and

(iii)       Senior to payments for Common Stock.

The Investor’s right to receive its Conversion Amount is (A) on par with payments for Common Stock and other Safes and/or Preferred Stock who are also receiving Conversion Amounts or Proceeds on a similar as-converted to Common Stock basis, and (B) junior to payments described in clauses (i) and (ii) above (in the latter case, to the extent such payments are Cash-Out Amounts or similar liquidation preferences).

(e)  Termination.  This Safe will automatically terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this Safe) immediately following the earliest to occur of: (i) the issuance of Capital Stock to the Investor pursuant to the automatic conversion of this Safe under Section 1(a); or (ii) the payment, or setting aside for payment, of amounts due the Investor pursuant to Section 1(b) or Section 1(c).

2.             Definitions

“Capital Stock” means the capital stock of the Company, including, without limitation, the “Common Stock” and the “Preferred Stock.”

“Change of Control” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Company Capitalization” is calculated as of immediately prior to the Equity Financing and (without double-counting):

•        Includes all shares of Capital Stock issued and outstanding;

•        Includes all Converting Securities;

•        Includes all (i) issued and outstanding Options and (ii) Promised Options;

•        Includes the Unissued Option Pool; and

•        Excludes, notwithstanding the foregoing, any increases to the Unissued Option Pool (except to the extent necessary to cover Promised Options that exceed the Unissued Option Pool) in connection with the Equity Financing.

“Converting Securities” includes this Safe and other convertible securities issued by the Company, including but not limited to: (i) other Safes; (ii) convertible promissory notes and other convertible debt instruments; and (iii) convertible securities that have the right to convert into shares of Capital Stock.

“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

“Dividend Amount” means, with respect to any date on which the Company pays a dividend on its outstanding Common Stock, the amount of such dividend that is paid per share of Common Stock multiplied by (x) the Purchase Amount divided by (y) the Liquidity Price (treating the dividend date as a Liquidity Event solely for purposes of calculating such Liquidity Price).

“Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells Preferred Stock at a fixed valuation, including but not limited to, a pre-money or post-money valuation.

“Initial Public Offering” means the closing of the Company’s first firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

“Liquidity Capitalization” is calculated as of immediately prior to the Liquidity Event, and (without double- counting):

•                  Includes all shares of Capital Stock issued and outstanding;

•                  Includes all (i) issued and outstanding Options and (ii) to the extent receiving Proceeds, Promised Options;

•                  Includes all Converting Securities, other than any Safes and other convertible securities (including without limitation shares of Preferred Stock) where the holders of such securities are receiving Cash-Out Amounts or similar liquidation preference payments in lieu of Conversion Amounts or similar “as-converted” payments; and

•                  Excludes the Unissued Option Pool.

“Liquidity Event” means a Change of Control or an Initial Public Offering.

“Liquidity Price” means the price per share equal to the Post-Money Valuation Cap divided by the Liquidity Capitalization.

“Options” includes options, restricted stock awards or purchases, RSUs, SARs, warrants or similar securities, vested or unvested.

“Proceeds” means cash and other assets (including without limitation stock consideration) that are proceeds from the Liquidity Event or the Dissolution Event, as applicable, and legally available for distribution.

“Promised Options” means promised but ungranted Options that are the greater of those (i) promised pursuant to agreements or understandings made prior to the execution of, or in connection with, the term sheet for the Equity Financing (or the initial closing of the Equity Financing, if there is no term sheet), or (ii) treated as outstanding Options in the calculation of the Standard Preferred Stock’s price per share.

“Safe” means an instrument containing a future right to shares of Capital Stock, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company’s business operations.  References to “this Safe” mean this specific instrument.

“Safe Preferred Stock” means the shares of the series of Preferred Stock issued to the Investor in an Equity Financing, having the identical rights, privileges, preferences and restrictions as the shares of Standard Preferred Stock, other than with respect to: (i) the per share liquidation preference and the initial conversion price for purposes of price-based anti-dilution protection, which will equal the Safe Price; and (ii) the basis for any dividend rights, which will be based on the Safe Price.

“Safe Price” means the price per share equal to the Post-Money Valuation Cap divided by the Company Capitalization.

“Standard Preferred Stock” means the shares of the series of Preferred Stock issued to the investors investing new money in the Company in connection with the initial closing of the Equity Financing.

“Unissued Option Pool” means all shares of Capital Stock that are reserved, available for future grant and not subject to any outstanding Options or Promised Options (but in the case of a Liquidity Event, only to the extent Proceeds are payable on such Promised Options) under any equity incentive or similar Company plan.

3.             Company Representations

(a)  The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)  The execution, delivery and performance by the Company of this Safe is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company (subject to section 3(d)). This Safe constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.  To its knowledge, the Company is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c)  The performance and consummation of the transactions contemplated by this Safe do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material debt or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien on any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d)  No consents or approvals are required in connection with the performance of this Safe, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Capital Stock issuable pursuant to Section 1.

(e)  To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

4.             Investor Representations

(a)  The Investor has full legal capacity, power and authority to execute and deliver this Safe and to perform its obligations hereunder. This Safe constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)  The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and acknowledges and agrees that if not an accredited investor at the time of an Equity Financing, the Company may void this Safe and return the Purchase Amount. The Investor has been advised that this Safe and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this Safe and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

5.             Miscellaneous

(a)  Any provision of this Safe may be amended, waived or modified by written consent of the Company and either (i) the Investor or (ii) the majority-in-interest of all then-outstanding Safes with the same “Post-Money Valuation Cap” and “Discount Rate” as this Safe (and Safes lacking one or both of such terms will be considered to be the same with respect to such term(s)), provided that with respect to clause (ii): (A) the Purchase Amount may not be amended, waived or modified in this manner, (B) the consent of the Investor and each holder of such Safes must be solicited (even if not obtained), and (C) such amendment, waiver or modification treats all such holders in the same manner. “Majority-in-interest” refers to the holders of the applicable group of Safes whose Safes have a total Purchase Amount greater than 50% of the total Purchase Amount of all of such applicable group of Safes.

(b)  Any notice required or permitted by this Safe will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page.

(c)  The Investor is not entitled, as a holder of this Safe, to vote or be deemed a holder of Capital Stock for any purpose other than tax purposes, nor will anything in this Safe be construed to confer on the Investor, as such, any rights of a Company stockholder or rights to vote for the election of directors or on any matter submitted to Company stockholders, or to give or withhold consent to any corporate action or to receive notice of meetings, until shares have been issued on the terms described in Section 1.  However, if the Company pays a dividend on outstanding shares of Common Stock (that is not payable in shares of Common Stock) while this Safe is outstanding, the Company will pay the Dividend Amount to the Investor at the same time.

(d)  Neither this Safe nor the rights in this Safe are transferable or assignable, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this Safe and/or its rights may be assigned without the Company’s consent by the Investor to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor; and provided, further, that the Company may assign this Safe in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile.

(e)  In the event any one or more of the provisions of this Safe is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Safe operate or would prospectively operate to invalidate this Safe, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Safe and the remaining provisions of this Safe will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f)  All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

(g)  The parties acknowledge and agree that for United States federal and state income tax purposes this Safe is, and at all times has been, intended to be characterized as stock, and more particularly as common stock for purposes of Sections 304, 305, 306, 354, 368, 1036 and 1202 of the Internal Revenue Code of 1986, as amended.  Accordingly, the parties agree to treat this Safe consistent with the foregoing intent for all United States federal and state income tax purposes (including, without limitation, on their respective tax returns or other informational statements).

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this Safe to be duly executed and delivered.

COMPANY:

By:	/s/ Lawrence Anthony Terzo Salibra
Lawrence Anthony Terzo Salibra
Director

Address:

Email:

INVESTOR:

By:	/s/ Muneeb Ali
Muneeb Ali
Authorized Person

Name:
Title:

Address:

Email:

NEW INTERNET LABS LIMITED

PRO RATA AGREEMENT

This agreement (this “Agreement”) is entered into on or about January 17, 2019 in connection with the purchase by Blockstack Signature Fund 1 LLC (the “Investor”) of that certain simple agreement for future equity with a “Post-Money Valuation Cap” (the “Investor’s Safe”) issued by New Internet Labs Limited (the “Company”) on or about the date of this Agreement, and the Purchase Agreement for a Deferred Delivery Agreement and Tokens entered into between the Company, as Purchaser, and Blockstack Token LLC (a wholly owned subsidiary of Investor), as Token Issuer, on or about the date of this Agreement.  As a material inducement to the Investor’s investment, the Company agrees to the provisions set forth in this Agreement.  Capitalized terms used herein shall have the meanings set forth in the Investor’s Safe.

The Investor shall have the right but not the obligation, at its discretion, to purchase up to its pro rata share of  New Equityholder Tokens (the “Pro Rata Right”).  “New Equityholder Tokens” for this purpose means tokens of any digital asset or cryptoasset (including any security token, utility token, protocol token, ERC-20-compliant token or similar asset) issued by the Company whether now authorized or not, and any rights, convertible securities, options or warrants to purchase such tokens, and rights of any type whatsoever that are, or may become, exercisable or convertible into such tokens, in each case to the extent such tokens, securities or rights are offered to any equityholders of the Company.  “Pro rata share” for purposes of this Pro Rata Right is (a) prior to the conversion of the Investor’s Safe into Capital Stock, the ratio of (x) the Purchase Amount to (y) the Post-Money Valuation Cap and (b) following the conversion of the Investor’s Safe into Capital Stock, the ratio of (x) the number of shares of Capital Stock held by the Investor to (y) the Company Capitalization.  The Pro Rata Right described above shall automatically terminate upon the earlier of  (i) immediately prior to the closing of a Liquidity Event; or (ii) immediately prior to a Dissolution Event. In the event that a sale by Company to Investor of New Equityholder Tokens results in legal expenses to Company in excess of legal expenses Company would have otherwise incurred had Company not sold such New Equityholder Tokens to Investor, Investor agrees to reimburse Company solely for the excess legal expenses Company has incurred as a result of the sale to Investor, but in no case shall such expenses exceed $10,000 USD.

Neither this Agreement nor the rights contained herein may be assigned, by operation of law or otherwise, by Investor without the prior written consent of the Company; provided, however, that this Agreement and/or the rights contained herein may be assigned without the Company’s consent by the Investor to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor.

Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Investor.  The choice of law governing any dispute or claim arising out of or in connection with this Agreement shall be consistent with that set forth in the Investor’s Safe.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered.

New Internet Labs Limited

By:	/s/ Lawrence Anthony Terzo Salibra
Lawrence Anthony Terzo Salibra
Director

Signature Fund 1 LLC

By:	/s/ Muneeb Ali
Muneeb Ali
Authorized Person

PURCHASE AGREEMENT

for the

Deferred Delivery Agreement

(“DDA”) and Tokens

to be issued by

BLOCKSTACK TOKEN LLC

January 17, 2019

THIS PURCHASE AGREEMENT (“Purchase Agreement”), effective as of the last date on the signature page (the “Effective Date”), is entered into between New Internet Labs Limited (the “Purchaser”) and Blockstack Token LLC, a Delaware limited liability company (the “Token Issuer”).  Please carefully review and follow the instructions to Purchaser immediately following this cover page.

An incomplete Purchase Agreement will not be accepted, and as a result, a Purchaser may not be able to purchase a Deferred Delivery Agreement (“DDA”) in exchange for a payment of funds (the “Investment”) and consequently may not receive the right to receive tokens to be issued in the future by the Token Issuer (“Tokens”) upon a distribution event (the “Token Distribution Event”).

The Purchaser should seek legal, financial, and tax advice regarding its individual circumstances and objectives in determining whether to purchase the DDA.

There are substantial restrictions on the transferability of the DDA.  There will be no public market for the DDA. A DDA may not be offered, sold or transferred without the consent of the Token Issuer. Any transfer of a DDA made in violation of these restrictions will be treated by the Token Issuer as void.

All transfers are subject to the Token Issuer’s prior approval.

Tokens will only be issued to the Purchaser upon a Token Distribution Event. The timing of the Token Distribution Event will be determined at the sole discretion of the Token Issuer.  If the Token Distribution Event has not occurred by the date that is 10 days after the expiration of a one-year holding period (the “Token Distribution Deadline”), and the Token Issuer determines in its sole discretion that the issuance of the Tokens would constitute a violation of any applicable law or regulation, the Token Issuer may determine to refund the Purchaser’s investment. The Token Issuer will provide the Purchaser notice at least 21 calendar days prior to the Token Distribution Event and the Purchaser will have 14 calendar days to provide the Token Issuer with its Token digital wallet address. The Token Issuer will then, as of the Token Distribution Event, distribute Tokens to the Purchaser’s digital wallet.

BLOCKSTACK TOKEN LLC — PURCHASE AGREEMENT

Part I:  Introduction and Instructions

Introduction

This purchase agreement (“Purchase Agreement”) provides important information and documentation needed to purchase a deferred delivery agreement (the “DDA”) issued by Blockstack Token LLC, a Delaware limited liability company (the “Token Issuer”). The DDA creates the right to receive tokens that are sponsored and issued by the Token Issuer (the “Token(s)”) during the Token distribution event (as defined in the DDA, the “Token Distribution Event”) sponsored by the Token Issuer.  Through the DDA, the Token Issuer is offering interests in the Tokens (the “Offering”). The Tokens may be used in connection with the Token Issuer’s network, governed by the Blockstack Core software available at https://github.com/blockstack/blockstack-core, as referred to and further described in the Disclosure Statement as the “Blockstack network” (the “Blockstack Network”).

By signing the signature page to this Purchase Agreement (“Signature Page”), you as investor (“Purchaser”) agree to be bound by the terms of this Purchase Agreement and the DDA.  You also agree that you have reviewed the draft offering circular that has been delivered to you with this Purchase Agreement (the “Disclosure Statement”) that has been confidentially filed with the Securities Exchange Commission (“SEC”) in anticipation of qualification of a future offering of the Tokens under Regulation A under the Securities Act of 1933 (the “Securities Act”), which provides additional information and important risk disclosures about the Tokens; the additional terms and risk factors related to the Tokens and this offering (the “Risk Factors”); and/or any other offering materials provided to you with respect to the Tokens, and which apply through the date of your execution of this Purchase Agreement and receipt of the Tokens (collectively, and together with the DDA and Purchase Agreement, the “Offering Materials”).  You understand and agree that the Disclosure Statement has been prepared by the Token Issuer for a separate offering related to the Tokens, and that the terms of this offering of the Tokens are set forth in the Purchase Agreement and the DDA.  You further understand and agree that in the event that any terms of the DDA, the Purchase Agreement or the Risk Factors conflict with the terms of the Tokens in the Disclosure Statement, the terms of the DDA, Purchase Agreement and Risk Factors will prevail.

This Purchase Agreement includes each of the following items:

•                  Part I, Introduction and Instructions

•                  Part II, Purchaser Questionnaire and Signature Page

•                  Part III, Form W-8BEN

•                  Part IV, Additional Legally Binding Terms

•                  Appendix A, DDA

•                  Appendix B, Disclosure Statement

•                  Appendix C, Risk Factors

The Purchaser should review the materials provided carefully and follow the steps and instructions below. Upon reading and understanding Parts II and III, Purchaser should complete all questions, filling in the necessary information.  The Purchaser should read and understand Parts I and IV, and Appendix A, B and C (the “Appendices”).

Instructions to Purchaser

In order to purchase a DDA, please complete the following steps.

Purchaser Information:  Please submit to the Token Issuer (1) a completed and signed Purchaser Questionnaire and Signature Page and (2) all requested supplemental information and documentation, including a copy of the applicable organizational and authority documents (e.g., trust instrument, certificate of incorporation, certificate of formation, corporate resolutions, partnership agreement, operating agreement, plan documents, etc.).

Please provide all requested supplemental information and documentation in portable document format (“.pdf”).

When and Where to Send:  The Purchaser Questionnaire, Signature Page, and supplemental materials should be signed, scanned, and emailed to the Token Issuer at the email address provided below. Failure to submit these documents will result in an incomplete Purchase Agreement and prevent you from purchasing a DDA.

legal@blockstack.com

Once these materials are received, the Token Issuer will process the sale of the DDA and confirm execution and delivery of the DDA and Purchase Agreement. The Token Issuer reserves the right to deny any potential Purchaser, for any reason whatsoever, at its own discretion.

After the Token Issuer approves the Investment, the Token Issuer will promptly countersign the DDA and Purchase Agreement.

Completeness: An incomplete Purchase Agreement will not be accepted.

Additional Information:  The Token Issuer may, in its sole discretion, request other information from the Purchaser.

BLOCKSTACK TOKEN LLC — DDA PURCHASE AGREEMENT

Part II: Purchaser Questionnaire and Signature Page

1.     Purchaser Information

Aggregate Investment (value in U.S. Dollars):  $26,400

Payment Method: Payment shall be considered made in exchange for the deemed payment of $26,400 of the $526,400 amount payable by Blockstack Signature Fund 1 LLC, an affiliate of the Token Issuer, (the “SAFE Purchaser”) to the Purchaser under the Simple Agreement for Equity Financing, entered into on January 17, 2019, between the SAFE Purchaser and the Purchaser.

Number of Tokens to be Received:  2,000,000

Full Legal Name of Purchaser:

New Internet Labs Limited

Indicate if Purchaser is:

☐ S Corporation		☐ C Corporation
☐ Grantor Trust		☐ General Partnership
☐ Limited Partnership		☐ Limited Liability Partnership
☐ Limited Liability Company		☐ Exempt Organization
☐ Estate		☐ Nominee-EIN
☐ Trust-EIN (trust with EIN in format: 12-3456789)		☐ Nominee-SSN
☐ Trust-SSN (trust with EIN in format: 123-45-6789)		☐ Natural Person
☐ Public Pension Plan		☒ Other Private Company Limited by Shares
☐ Sovereign Investment Foundation

Date of Organization:	October 19, 2018
State/Country of Organization:	Hong Kong

Street Address:		Mailing Address for All Communications:

☐ Same as street address
Line 1:		Line 1:
Line 2:		Line 2:
Line 3:		Line 3:
City:		City:
State:	Zip Code:	State:	Zip Code:

Telephone Number:
Facsimile Number (optional):
E-Mail Address:
Tax Identification Number:

Submit a copy of the applicable organizational and authority documents (e.g., trust instrument, certificate of incorporation, certificate of formation, corporate resolutions, partnership agreement, operating agreement, plan documents, etc.).

If purchase is accepted, Tokens will be delivered to a digital wallet address when and if the Token Distribution Event, as defined in the DDA, occurs:

At that point, the DDA will convert to Tokens, and the Tokens will be delivered to the digital wallet address provided by the Purchaser. The Token Issuer will provide the Purchaser notice at least 21 calendar days prior to the Token Distribution Event and the Purchaser will have 14 calendar days to provide the Token Issuer with its Token digital wallet address. The Token Issuer will then, on the first date of the Token Distribution Event, or within 10 days thereof, distribute Tokens to the Purchaser’s digital wallet.

Important: Please do NOT disclose your private key to your digital wallet. The Token Issuer will never ask you for your private key.

2. Non-U.S. Person Status.  I am not a “U.S. Person,” within the meaning of Rule 902(a)(k) under the Securities Act of 1933 (“Securities Act”) (please see section IV.c.3 of this Purchase Agreement for the definition of a U.S. Person).

3. Truthfulness of Information Provided; Additional Information.

Purchaser represents and warrants to the Token Issuer that the answers Purchaser has provided in this Purchaser Questionnaire, including the information contained within the supplementary documents that Purchaser has delivered to the Token Issuer as Purchaser information, are current, true, correct and complete and do not omit to state any material fact necessary in order to make the statements contained in those documents not misleading. If any information provided in this Purchaser Questionnaire changes in any material respect on or after the date contained on the Signature Page, Purchaser agrees to promptly notify the Token Issuer of any change to the information provided, but in any event within thirty (30) calendar days of the change.

Purchaser represents and warrants that Purchaser is not a natural person and: (1) is not located or domiciled; (2) does not have a place of business; or (3) is not conducting business (any of which makes Purchaser a “Resident”) in the state of New York. To the best of its knowledge, Purchaser further represents and warrants that it is not a Resident of any other state or country that requires virtual currency businesses to be licensed.

To the best of its knowledge, Purchaser represents and warrants that Purchaser is NOT: (1) a Resident of a jurisdiction in which access to or use of the Blockstack Network and the Tokens is prohibited by applicable law, decree, regulation, treaty, or administrative act, (2) a Resident of, or located in, a jurisdiction that is subject to U.S. or other sovereign country sanctions or embargoes, or (3) an individual, or an individual employed by or associated with an entity, identified on the U.S. Department of Commerce’s Denied Persons or Entity List, the U.S. Department of Treasury’s Specially Designated Nationals or Blocked Persons Lists, or the U.S. Department of State’s Debarred Parties List. Purchaser agrees that if Purchaser’s country of residence or other circumstances change such that the above representations are no longer accurate, Purchaser will immediately cease using the Blockstack Network and the Tokens.  Purchaser further represents and warrants that if Purchaser is purchasing the right to receive Tokens on behalf of a legal entity: (1) such legal entity is duly organized and validly existing under the applicable laws of the jurisdiction of its organization, and (2) Purchaser is duly authorized by such legal entity to act on its behalf.

Purchaser represents and warrants that all of the representations and warranties Purchaser is making in this Purchase Agreement are true and accurate as of the date of Purchaser’ affirmation on the Signature Page. If any representations and warranties are not true and accurate prior to acceptance of this Purchase Agreement, Purchaser shall give prompt written notice of this fact to the Token Issuer specifying which representations and warranties are not true and accurate and the reasons why they are not. Purchaser agrees to notify the Token Issuer promptly if there is any change with respect to any of the representations and warranties in this Purchase Agreement.

Purchaser acknowledges that important information about the material terms of the DDA and Tokens is provided in the Offering Materials. Such information may include, but is not limited to, details regarding the timing and pricing of the DDA, the amount of Tokens offered, the anticipated use of the DDA Offering proceeds, and the anticipated timeframe of the Token Distribution Event. Purchaser represents and warrants that Purchaser understands and has no objection to these material terms.

Purchaser acknowledges and accepts that there are risks associated with purchasing the DDA, holding the DDA, and, once the Tokens are delivered, using Tokens on the Blockstack Network, as more fully disclosed and explained in the Offering Materials. BY PURCHASING THE DDA, INVESTOR EXPRESSLY ACKNOWLEDGES AND ASSUMES THESE RISKS.

Purchaser represents and warrants that Purchaser has sufficient knowledge, understanding, and experience, either independently or together with its Purchaser representative(s), in financial and business matters, and of the functionality, usage, storage, transmission mechanisms, and other material characteristics of cryptographic tokens, token wallets and other token storage mechanisms, public and private key management, blockchain technology, and blockchain-based software systems, to understand the terms of this Purchase Agreement and the Offering Materials, and such knowledge, understanding, and experience enables Purchaser to evaluate the merits and risks of purchasing the Tokens.

Purchaser agrees that at any time in the future at which Purchaser may acquire Tokens or an additional Token, Purchaser shall be deemed to have reaffirmed, as of the date of acquisition of the additional Token, each and every representation and warranty made by Purchaser in this Purchase Agreement or any other instrument provided by Purchaser to the Token Issuer in connection with that acquisition, except to the extent modified in writing by Purchaser and consented to by the Token Issuer.

Purchaser agrees on behalf of itself and Purchaser’s successors and assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver any other instruments, documents and statements and to take any other reasonable actions as the Token Issuer may determine to be necessary or appropriate to comply with applicable law and to effectuate and carry out the purposes of this Purchase Agreement. Purchaser further agrees that the Token Issuer may, in its sole discretion, refuse to sell Purchaser a DDA if, among other things, Purchaser refuses to comply with this provision. By executing the Signature Page, Purchaser further incorporates into this Purchase Agreement each term and affirmation contained in the Appendices attached hereto and Purchaser agrees to be bound thereby.

Purchaser agrees to be bound by any affirmation, assent or agreement that Purchaser transmits to the Token Issuer or its affiliates by computer or other electronic device, including internet, telephonic and wireless devices, including, but not limited to, any consent Purchaser gives to receive communications from the Token Issuer or any of its affiliates solely through electronic transmission. Purchaser agrees that when an authorized representative of Purchaser clicks on an “I Agree,” “I Consent,” or other similarly worded button or entry field with such representative’s mouse, keystroke or other device, Purchaser’s agreement or consent will be legally binding and enforceable against Purchaser and will be the legal equivalent of the handwritten signature of an authorized representative of Purchaser on an agreement that is printed on paper. Purchaser agrees that the Token Issuer and any of its affiliates may send Purchaser electronic copies of any and all communications associated with my purchase of Tokens.

4.   Disclosures & Agreements. Purchaser has received, and understands that it should read and carefully review, the following documents in connection with submitting a Purchase Agreement, and Purchaser agrees, if its Purchase Agreement is accepted by the Token Issuer in its discretion, to be bound by the terms of the following disclosures and agreements, all as evidenced by Purchaser’s execution of the Signature Page and delivering the Signature Page to the Token Issuer:

The DDA, attached to this Purchase Agreement as Appendix A.

This Purchase Agreement, which sets forth the terms governing my purchase of the DDA, sets forth certain representations I am making in connection with my purchase of the DDA, and provides certain disclosures regarding the Token Issuer.

The Disclosure Statement and the Risk Factors , attached hereto as Appendix B and C, which have been provided to Purchaser and set forth information regarding the Tokens and the Blockstack Network, among other matters.  You understand and agree that the Disclosure Statement has been prepared by the Token Issuer for a separate offering related to the Tokens, and that the terms of this offering of the Tokens are set forth in the Purchase Agreement and the DDA.  I further understand and agree that in the event that any terms of the DDA, the Purchase Agreement or the Risk Factors conflict with the terms of the Tokens described in the Disclosure Statement, the terms of the DDA, the Purchase Agreement and the Risk Factors will prevail.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE

By signing this document, Purchaser agrees to comply with and be bound by all terms of the Purchase Agreement, including this Purchaser Questionnaire and all other components of the Purchase Agreement. Purchaser acknowledges and accepts that all purchases of DDAs from the Token Issuer during the Offering are final, and there are no refunds or cancellations except as may be required by this Purchase Agreement, applicable law or regulation. Purchaser further acknowledges and accepts that the Token Issuer reserves the right to refuse, cancel or accept Purchase Agreements at any time in its sole discretion.

INVESTOR:

New Internet Labs Limited
(Print Purchaser name)

/s/ Lawrence Anthony Terzo Salibra
(Signature)

Lawrence Anthony Terzo Salibra
(Print name of signatory, if signing for an entity)

Director
(Print title of signatory, if signing for an entity)

The Token Issuer hereby accepts the above Purchase Agreement.

Blockstack Token LLC:

By:	/s/ Muneeb Ali

Name:	Muneeb Ali

Title:	Authorized Person

Date:	1/17/2019

BLOCKSTACK TOKEN LLC — DDA PURCHASE AGREEMENT

Part III: Form W-8BEN

Form W-9 (Rev. 11-2017)

5

Form W-9 (Rev. 11-2017)

6

BLOCKSTACK TOKEN LLC — PURCHASE AGREEMENT

Part IV:  Additional Legally Binding Terms

The Purchaser agrees to the following additional legally binding terms in connection with its purchase of the DDA:

1.                                      DDA Purchase.

1.1.                            The undersigned Purchaser hereby purchases pursuant to this Purchase Agreement the DDA sold in the Offering by the Token Issuer, for future delivery of the Tokens representing the value of the Investment set forth in the Purchaser Questionnaire portion of this Purchase Agreement. The number of Tokens to be received will be 2,000,000.  The purchase price for the DDA shall be deemed paid in exchange for the deemed payment of $26,400 of the $526,400 amount payable by the SAFE Purchaser to the Purchaser under the Simple Agreement for Equity Financing, entered into on January 17, 2019, between  the SAFE Purchaser and the Purchaser, effective upon the delivery of the DDA.

1.2.                            Acceptance of Agreement; Conditions. The Purchaser understands and agrees that this DDA purchase is made subject to the terms and conditions contained in this Purchase Agreement, as well as the Disclosure Statement, and/or any other Offering Materials provided to you with respect to the Tokens, and that the Token Issuer shall have the right to accept or reject, in its sole discretion, the Purchaser’s DDA purchase for any reason or no reason, in whole or in part, and at any time prior to its acceptance.

2.                                      Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents and warrants to, and agrees with, the Sponsoring Parties (as defined below) as follows:

2.1.                            The Token Issuer and its respective officers, directors, principals, members, employees, agents, and other affiliates (collectively, the “Sponsoring Parties”) will be relying on the information, representations, warranties and covenants of the Purchaser in this Purchase Agreement for many purposes.

2.2.                            Binding Obligation. The Purchase Agreement shall become binding and enforceable against the Purchaser in accordance with its terms on the date, if any, that the Token Issuer accepts this Purchase Agreement in whole or in part on the Effective Date, as evidenced by the Token Issuer’s signature to the Purchase Agreement. The Purchaser understands that, upon acceptance by the Token Issuer, the Purchaser is not entitled to cancel, terminate or revoke this Purchase Agreement.

2.3.                            Regulatory Issues.

(a)                           FDIC and SIPC Matters. The DDA is not legal tender, is not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Purchaser Protection Corporation protections.

(b)                           Other Federal and State Regulatory Matters. The Purchaser acknowledges and understands that the DDA is not registered with the Securities and Exchange Commission, and that the Token Issuer is not registered or licensed with any federal or state regulator as an investment adviser, broker-dealer, money services business, money transmitter, or virtual currency business. As a result, the Purchaser will not be afforded the full set of protections provided to the clients and customers of such entities under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and any similar or applicable state laws.

(c)                            No Registration of the DDA.

(i)                                     The Purchaser acknowledges and understands that (i) the DDA has not been registered under the Securities Act, the securities laws of any state or the securities laws of any other jurisdiction, nor is that registration contemplated, (ii) the DDA is being offered and sold under an exemption from registration provided under Regulation S under the Securities Act, (iii) the offering of these securities is being made only in those jurisdictions and to those persons where and to whom they may lawfully be offered for sale, and is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of these securities in the United States, (iv) no securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise, and (v) the transactions contemplated in the Offering Materials have not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization.  The Purchaser will not be afforded the full set of protections provided under the Securities Act or comparable state law. The Purchaser acknowledges that the Token Issuer is entering into this Purchase Agreement in reliance upon the Purchaser’s representations, warranties and covenants made in this Section.

(ii)                                  The Purchaser represents and warrants that: (i) it is domiciled and has its principal place of business outside the United States; (ii) it is a not a U.S. person (as defined in Regulation S under the Securities Act) or is deemed not to be a U.S. person under Rule 902(k)(2) of Regulation S (a “Non-U.S. person”), and (iii) it is not acquiring the DDA and any Tokens deliverable pursuant to the DDA for the account or benefit of any U.S. person.

(iii)                               As used herein, the term “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. person” (as defined in Regulation S) means:

(1)                                 a natural person resident in the United States;

(2)                                 any partnership or corporation organized or incorporated under the laws of the United States;

(3)                                 any estate of which any executor or administrator is a U.S. person;

(4)                                 any trust of which any trustee is a U.S. person;

(5)                                 any agency or branch of a foreign entity located in the United States;

(6)                                 any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(7)                                 any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and

(8)                                 a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(iv)                              The Purchaser agrees that it has not engaged, nor is it aware that any party has engaged, and the Purchaser will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the DDA and any Tokens deliverable pursuant to the DDA.

(v)                                 At the time of offering to the Purchaser and communication of the Purchaser’s order to purchase the DDA and any Tokens deliverable pursuant to the DDA, and at the time of the Purchaser’s execution of this Purchase Agreement, Purchaser or the persons acting on the Purchaser’s behalf in connection therewith were located outside the United States.

(vi)                              The Purchaser is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(vii)                           The Purchaser hereby represents that Purchaser is satisfied as to the full observance of the laws of Purchaser’s jurisdiction in connection with any invitation to subscribe for the DDA and any Tokens deliverable pursuant to the DDA, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the DDA and any Tokens deliverable pursuant to the DDA, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences (including withholding), if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. The Purchaser’s subscription and payment for, and Purchaser’s continued beneficial ownership of, the DDA and any Tokens deliverable pursuant to the DDA will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

(d)                           Confidentiality of Disclosure Statement.  The Purchaser understands and agrees that the Disclosure Statement is a confidential document that may not be shared with any other person without the consent of the Token Issuer and that any such sharing could be a violation of the U.S. securities laws.  The Purchaser further agrees to be bound, solely with respect to its receipt of the Disclosure Statement, by the provisions of that certain Consulting Agreement, dated as of  August 3, 2016, between the Token Issuer’s sole member, Blockstack PBC (f/k/a Halfmoon Labs, Inc.), and Appartisan Limited, an affiliate of the Purchaser (the “Consulting Agreement”), and in particular the Purchaser agrees that the Disclosure Statement shall be deemed to be “Confidential Information” pursuant to the terms of Section 2 of the Consulting Agreement, and that the Purchaser shall be obligated to treat the Disclosure Statement as “Confidential Information” as if it were the “Consultant” party to the Consulting Agreement.

(e)                            Exchange Act Matters. The Purchaser understands that no Sponsoring Party is registered with the SEC or with the securities commission of any state or other jurisdiction as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Purchaser will not be afforded the full set of protections provided under the Exchange Act or comparable state law.

(f)                             Money Transmission and Money Services Business Matters. The Sponsoring Parties believe that the Token Issuer is not a money transmitter (“MT”) or a money services business (“MSB”). If the Token Issuer was deemed to be an MT and/or MSB, it would be subject to significant additional regulation. This could lead to significant changes with respect to the Blockstack Network, how the Tokens are structured, how they are purchased and sold, and other issues, and would greatly increase the Token Issuer’s costs in creating and facilitating transactions in the Tokens. It could lead to the termination of the Tokens. Further, a regulator could take action against the Token Issuer and Sponsoring Parties if it views the Tokens and the Blockstack Network as a violation of existing law. Any of these outcomes would negatively affect the value of the Tokens and/or could cause the Token Issuer to cease operations.

(g)                            Virtual Currency Business Matters.

(i)                                     The Token Issuer does not intend to operate in the state of New York or any other state that requires a license to conduct a virtual currency business. The Sponsoring Parties believe the Token Issuer is not engaged in unlicensed virtual currency business activity in states where such conduct is prohibited. If a Purchaser is a resident of a state that requires a license to conduct a virtual currency business, this Purchase Agreement is void and all rights and privileges of the Purchaser hereunder are canceled. If a Purchaser is a resident of a state that requires a license to conduct a virtual currency business, the Token Issuer will not allow the Purchaser to purchase a DDA or the Tokens and participate on the Blockstack Network. Currently, only New York has this type of requirement, but other states may adopt similar requirements. Further, any prohibited DDA or Token transaction inconsistent with this Subsection 2.3(g) may be unable to be rescinded.

(ii)                                  If the Token Issuer and the Sponsoring Parties were deemed to be conducting an unlicensed virtual currency business they would be subject to significant additional regulation and/or regulatory consequences. This could lead to significant changes with respect to the Blockstack Network, how the Tokens are structured, how they are purchased and sold, and other issues, and would greatly increase the Token Issuer’s costs in creating and facilitating transactions in the Tokens. It could lead to the termination of the Tokens. Further, a regulator could take action against the Token Issuer and the Sponsoring Parties if it views the Tokens and the Blockstack Network as a violation of existing law. Any of these outcomes would negatively affect the value of the Tokens and/or could cause the Token Issuer to cease operations. Purchasers are strongly encouraged to seek independent legal advice regarding their individual circumstances in determining whether they are eligible to purchase a DDA and the Tokens.

(h)                                 International Regulatory Matters. The regulatory risks described in this Section 2.3 take into consideration U.S. law only. It is anticipated that the Tokens will also be sold or resold outside the United States, which could subject the Sponsoring Parties or the Tokens to non-U.S. legal requirements, which could be significant. Non-U.S. regulation could lead to the same types of changes and outcomes described above with respect to U.S. regulation, and any of these outcomes would negatively affect the value of the Tokens and/or cause the Sponsoring Parties to cease operations.

2.4.                            Restrictions on Transfer.

(a)                                 The Purchaser acknowledges and is aware that there are substantial restrictions on the transferability of the DDA, and there will be no public market for the DDA for U.S. Purchasers.  The DDA will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  This means that holders of the DDA may generally not transfer the DDA to any “U.S. Person,” within the meaning of Rule 902(a)(k) under the Securities Act, without registration or an exemption from registration under the Securities Act.

(b)                                 The Purchaser acknowledges and is aware that disposition of the DDA may constitute engaging in a virtual currency business requiring a license under the laws of New York, another state, or foreign country.

(c)                                  The Purchaser acknowledges and is aware that any transfer made in violation of the transfer provisions of the Purchase Agreement will be void.

(d)                                 The Purchaser acknowledges and is aware that the DDA may be transferred only with the consent of the Token Issuer.

(e)                                  The Purchaser understands that the DDA and any Tokens deliverable pursuant to the DDA, have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise disposed of by the Purchaser except (a)(i) in an offshore transaction meeting the requirements of Regulation S (including Category 3 of Rule 903 thereof, if then still applicable), (ii) pursuant to another available exemption from the registration requirements of the Securities Act or (iii) pursuant to an effective registration statement or its equivalent under the Securities Act that covers the Tokens sold in this DDA, and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(f)                                   The Purchaser further agrees that if it decides to offer, resell, pledge or otherwise dispose of the DDA and any Tokens deliverable pursuant to the DDA, or any interests therein, prior to the expiration of one year from the date when the DDA was first sold to the Purchaser (the “Distribution Compliance Period”), then it will do so only (a)(i) in an offshore transaction meeting the requirements of Regulation S (including Category 3 of Rule 903 thereof, if then still applicable), (ii) pursuant to another available exemption from the registration requirements of the Securities Act or (iii) pursuant to an effective registration statement or its equivalent under the Securities Act that covers the Tokens sold in this DDA, and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(g)                                  The Purchaser acknowledges that prior to the expiration of the Distribution Compliance Period, any transferee of the DDA and any Tokens deliverable pursuant to the DDA may be required to provide to the Token Issuer or its agents certifications and other documentation relating to the non-U.S. person status (as set forth in paragraph 2.3(c)(3) above) of any such transferee, and the undersigned agrees to so inform such transferee prior to any such proposed transfer.

(h)                                 The Purchaser agrees that it shall not engage in hedging transactions with regard to the DDA and any Tokens deliverable pursuant to the DDA unless in compliance with the Securities Act.

(i)                                     The Purchaser agrees that foregoing restrictions are binding upon subsequent transferees of the DDA and any Tokens deliverable pursuant to the DDA, except for transferees pursuant to an effective registration statement. The Purchaser agrees that after the Distribution Compliance Period, the DDA and any Tokens deliverable pursuant to the DDA may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(j)                                    In particular, the Purchaser acknowledges that the Token Issuer shall refuse to permit any transfer of the DDA and any Tokens deliverable pursuant to the DDA not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(k)                                 The Purchaser acknowledges that in the interests of enforcing the transfer restrictions set forth in this Section 2.4, if the Tokens are distributed prior to the end of the Distribution Compliance Period, Blockstack shall have the right, in its sole discretion, to employ technical means to restrict the transfer of such Tokens, including by specifically rendering such Tokens incapable of being transferred on the Blockstack Network to a new wallet address (other than the wallet address to which they are initially delivered under the DDA) until the expiry of the Distribution Compliance Period.

2.5.                            Authorization; No Conflict.

(a)                           Authorization.

(i)                                     The Purchaser is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization and has the requisite power and authority to carry on its business and operations as now being conducted;

(ii)                                  The execution and delivery of this Purchase Agreement and each other document required to be executed and delivered by the Purchaser in connection with its purchase of a DDA, and the performance by the Purchaser under those agreements, have been duly authorized by appropriate action;

(iii)                               The Purchaser shall deliver to the Token Issuer any evidence of the foregoing as the Token Issuer may reasonably require, whether by way of certified resolution or otherwise; and

(iv)                              The person executing and delivering this Purchase Agreement and any other instruments on behalf of the Purchaser has all requisite power, authority and capacity to execute and deliver those instruments.

(b)                           Ultimate DDA Owners.

(i)                                     If the Purchaser is acting as trustee, agent, representative or nominee for the ultimate owner of the DDAs (an “Ultimate DDA Owner”), the Purchaser understands and acknowledges that the representations, warranties and agreements made in this Purchase Agreement are made by the Purchaser both (a) with respect to the Purchaser and (b) with respect to the Ultimate DDA Owner. The Purchaser further represents and warrants that it has all requisite power and authority from the Ultimate DDA Owner to execute and perform the obligations under this Purchase Agreement.

(ii)                                  Except as otherwise agreed to in writing with the Token Issuer, the Purchaser agrees to indemnify the Sponsoring Parties for any and all costs, fees and expenses (including reasonable legal fees and disbursements) in connection with any damages resulting from the assertion of the Purchaser’s lack of proper authorization from the Ultimate DDA Owner to enter into this Purchase Agreement or perform its obligations under it.

2.6.                            Offering Materials and Other Information.

(a)                           Differences with Offering Materials. The Purchaser acknowledges that in the event of any differences between the terms provided in this Purchase Agreement and any Offering Materials, the terms and conditions of this Purchase Agreement shall supersede any contrary information set forth in the Offering Materials. The Purchaser has had an opportunity to (i) ask questions of and receive answers from the Token Issuer concerning the terms and conditions of this Purchase Agreement, the Offering Materials, and the business of the Token Issuer; and (ii) obtain any additional information concerning the DDAs and their offering, the Token Issuer and any related material to the extent the Token Issuer or the Token Issuer possesses relevant information or can acquire it without unreasonable effort or expense.

(b)                           No Reliance. The Purchaser acknowledges that in making a decision to purchase a DDA, the Purchaser has relied solely upon this Purchase Agreement and the Offering Materials and independent investigations made by the Purchaser. The Purchaser is not relying and may not rely on any other marketing materials for purposes of making a decision to purchase a DDA. The Purchaser is also not relying on the Sponsoring Parties with respect to the legal, tax and other economic factors involved in this purchase and understands that it is solely responsible for reviewing the legal, tax and other economic considerations involved with purchasing the DDAs with its own legal, tax and other advisers.

(c)                            Purchaser’s Review. The Purchaser understands that it is solely responsible for reviewing the Offering Materials and this Purchase Agreement and, to the extent he, she or it believes necessary, for discussing with counsel the representations, warranties and agreements that the Purchaser is making in this Purchase Agreement. The Purchaser understands that Wilson, Sonsini, Goodrich & Rosati, P.C. acts as counsel only to the Token Issuer and does not represent the Purchaser or any other person by reason of purchasing the DDA.

(d)                           No Guarantees. Neither the Token Issuer nor anyone on its behalf has made any representations (whether written or oral) to the Purchaser (i) regarding the future value of the DDA or the future value or utility of the Tokens or (ii) that the past business performance and experience of the Sponsoring Parties will in any way predict the current or future value of the DDA or future value or utility of the Tokens.

(e)                            No Claim, Loan or Ownership Interest. The purchase of DDAs and ultimate ownership of Tokens (i) does not provide Purchaser with rights of any form with respect to the Token Issuer or its revenues or assets, including, but not limited to, any voting, distribution, redemption, liquidation, proprietary (including all forms of intellectual property), or other financial or legal rights in the Token Issuer; (ii) is not a loan to Token Issuer; and (iii) does not provide Purchaser with any ownership or other interest in Token Issuer.

(f)                             Intellectual Property. The Purchaser acknowledges and agrees that the DDA does not provide the Purchaser any present or future rights, title or interest in the Token Issuer’s intellectual property, including, without limitation, inventions, ideas, concepts, code, discoveries, processes, marks, methods, software, compositions, formulae, techniques, information and data, whether or not patentable, copyrightable or protectable in trademark, and any trademarks, copyright or patents based thereon. Purchaser may not use any of Token Issuer’s intellectual property for any reason without Token Issuer’s prior written consent.

2.7.                            Purchaser’s Knowledge. The Purchaser has sufficient knowledge, understanding, and experience, either independently or together with his, her or its Purchaser representative(s), in financial and business matters, and of the functionality, usage, storage, transmission mechanisms, and other material characteristics of cryptographic tokens, token wallets and other token storage mechanisms, public and private key management, blockchain technology, and blockchain-based software systems, to understand the terms of this Purchase Agreement and the Offering Materials, and such knowledge, understanding, and experience enables the Purchaser to evaluate the merits and risks of purchasing the Tokens.

2.8.                            Other Risks.

(a)                           General Economic Risk. The Purchaser (i) is able to bear the economic cost of holding the DDA for an indefinite period of time; (ii) has adequate means of providing for its current needs and possible personal contingencies even in the event that the DDA loses all of its value; and (iii) has no need for liquidity of the DDA. The Purchaser’s purchase of the DDA is consistent with the objectives and cash flow requirements of the Purchaser and will not adversely affect the Purchaser’s overall need for diversification and liquidity.

(b)                           Additional Risk Disclosures. The Purchaser is solely responsible for reviewing, understanding and considering the risks above and any additional risks, including without limitation those described in the Offering Materials. The Token Issuer and the Token Issuer’s operations, financial condition, and results of operations could be materially and adversely affected by any one or more of those risk factors, as could the underlying value of the Purchaser’s DDA, which may lead to the DDA losing all value.

2.9.                            Transfer and Storage of Personal Data.

(a)                           Personal Data. The Purchaser understands and agrees that in connection with the services provided by the Token Issuer, its personal data may be transferred and/or stored in various jurisdictions in which the Sponsoring Parties have a presence, including in or to jurisdictions that may not offer a level of personal data protection equivalent to the Purchaser’s country of residence.

(b)                           Disclosure of Personal Data. The Purchaser further understands and agrees that, although the Sponsoring Parties will use their reasonable efforts to keep the information provided in the answers to this Purchase Agreement strictly confidential, the Sponsoring Parties may present this Purchase Agreement and the information provided in it to any parties (e.g., affiliates, attorneys, auditors, administrators, brokers and regulators) as the Sponsoring Parties deem necessary or advisable to facilitate the acceptance and management of the Purchaser’s DDA purchase, including, but not limited to, (x) in connection with anti-money laundering and similar laws, (y) if called upon to establish the availability under any applicable law of an exemption from registration of the DDA or to establish compliance with applicable law generally by the Sponsoring Parties, or (z) if the information is relevant to any issue in any action, suit, or proceeding to which the Sponsoring Parties are a party or by which they are or may be bound.

(c)                            Disclosure by Law. The Sponsoring Parties may also release information about the Purchaser if directed to do so by the Purchaser, if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation. Any disclosure, use, storage or transfer of information for these purposes shall not be treated as a breach of any restriction upon the disclosure, use, storage or transfer of information imposed on any person by law or otherwise.

2.10.                     Anti-Money Laundering, Economic Sanctions, Anti-Bribery and Anti-Boycott Representations.

(a)                           Identity of Purchaser and Beneficial Owners. Neither the Purchaser, nor any of its affiliates or direct or indirect beneficial owners, (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), nor are they otherwise a party with which the Token Issuer is prohibited to deal under the laws of the United States, (ii) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities, or (iii) unless otherwise disclosed in writing to the Token Issuer prior to the Purchaser’s purchase of a DDA, is a senior foreign political figure,(1) or any immediate family member(2) or close associate(3) of a senior foreign political figure as those terms are defined in the footnotes below. The Purchaser further represents and warrants that the Purchaser: (1) has conducted thorough due diligence with respect to all of its beneficial owners, (2) has established the identities of all direct and indirect beneficial owners and the source of each beneficial owner’s funds and (3) will retain evidence of those identities, any source of funds and any due diligence.

(1)  A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(2)  An “immediate family member” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

(b)                           Source and Use of Funds.

(i)                                     To the best of its knowledge, Purchaser represents, warrants and agrees that no payment or other transfer of value to the Token Issuer and no payment or other transfer of value to the Purchaser shall cause the Sponsoring Parties to be in violation of applicable U.S. federal or state or non-U.S. laws or regulations, including, without limitation, anti-money laundering, economic sanctions, anti-bribery or anti-boycott laws or regulations, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism  Act of 2001 (“USA PATRIOT ACT”), the various statutes, regulations and Executive Orders administered by the U.S. Department of the Treasury Office of Foreign Assets Control and the Foreign Corrupt Practices Act.

(ii)                                  To the best of its knowledge, Purchaser represents, warrants and agrees that no payment or other transfer of value to the Token Issuer is or will be derived from, pledged for the benefit of, or related in any way to, (1) the government of any country designated by the U.S. Secretary of State as a country supporting international terrorism, (2) property that is blocked under any laws, orders or regulations administered by OFAC (“OFAC Regulations”), or that would be blocked under OFAC Regulations if it were in the custody of a U.S. national, (3) persons to whom U.S. nationals cannot lawfully export services, or with whom U.S. nationals cannot lawfully engage in transactions, under OFAC Regulations, or (4) directly or indirectly, any illegal activities.

(iii)                               The Purchaser represents, warrants and agrees that all payments or other transfer of value to the Token Issuer by the Purchaser will be made through an account (or virtual currency public address whose associated balance, either directly or indirectly, has been funded by such an account) located in a jurisdiction that does not appear on the list of boycotted countries published by the U.S. Department of Treasury pursuant to §999(a)(3) of the Internal Revenue Code (“Code”), as in effect at the time of the Purchaser’s payment or other transfer of value. In the event that the Purchaser is, receives deposits from, makes payments to or conducts transactions relating to a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the Purchaser’s purchase of a DDA, to the best of Purchaser’s knowledge the Non-U.S. Bank: (1) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (2) employs one or more individuals on a full-time basis, (3) maintains operating records related to its banking activities, (4) is subject to inspection by the banking authority that licensed it to conduct banking activities and (5) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate.

(c)                                  Voluntary Compliance. The Purchaser understands and agrees that the Token Issuer is not obligated to comply with any U.S. anti-money laundering requirements, but may choose to voluntarily comply with any or all of such requirements in the sole discretion of the Token Issuer and the Sponsoring Parties.

(3)  A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

2.11.                     Incorporation by Reference. The Purchaser incorporates and restates in this Purchase Agreement by reference all representations and warranties made by the Purchaser in the DDA. The Purchaser further represents that it has read the DDA, understands and agrees to be bound by its terms, and has been provided the opportunity to ask the Token Issuer questions, and where applicable, has received answers from the Token Issuer, regarding the DDA.

3.                                                                                      Rule 506(d) of Regulation D.

3.1.                            Disqualifying Events.  In the event that the Purchaser becomes subject to an event specified in Rule 506(d)(1) of the Securities Act (“Disqualifying Event”) at any date after the date of this Purchase Agreement, the Purchaser agrees and covenants to use its best efforts to coordinate with the Token Issuer (i) to provide documentation as reasonably requested by the Token Issuer related to any Disqualifying Event and (ii) to implement a remedy to address the Purchaser’s changed circumstances so that the changed circumstances will not affect in any way the Token Issuer’s ongoing and/or future reliance on an exemption under the Securities Act provided by Rule 506 of Regulation D.

3.2.                            Remedies.  The Purchaser acknowledges that, at the discretion of the Token Issuer, the Token Issuer’s remedies may include, without limitation, the transfer or sale of the Purchaser’s DDA. The Purchaser also acknowledges that the Token Issuer may periodically request assurance that the Purchaser has not become subject to a Disqualifying Event at any time, and the Purchaser further acknowledges and agrees that the Token Issuer shall understand and deem the failure by the Purchaser to respond in writing to any requests to be an affirmation and restatement of the representations, warranties and covenants in this provision.

4.                                                                                      Tax Information.

4.1.                            Waiver of Privacy. The Purchaser certifies that the Purchaser has completed and submitted any required waiver of local privacy laws that could otherwise prevent disclosure of information to a Sponsoring Party, the Internal Revenue Service (“IRS”) or any other governmental authority for purposes of Chapter 3, Chapter 4 or Chapter 61 of the Code (including without limitation in connection with FATCA, as defined below) or any intergovernmental agreement entered into in connection with the implementation of the FATCA (an “IGA”), and any other documentation required to establish an exemption from, or reduction in, withholding tax or to permit the Token Issuer to comply with information reporting requirements pursuant to Chapter 3, Chapter 4 or Chapter 61 of the Code (including, without limitation, in connection with FATCA or any IGA).

4.2.                            Updated Tax Forms. The Purchaser further certifies that the Purchaser will, within 30 days of the Purchaser’s receipt of notice that the Purchaser has been issued a DDA, provide to the Token Issuer an IRS Form W-8BEN (as included in Part III of this Purchase Agreement) or other applicable IRS Forms and any additional documentation required by the Token Issuer for purposes of satisfying the Token Issuer’s obligations under the Code.

4.3.                            Purchaser Obligations. The Purchaser will (a) provide, upon request, prompt written notice to the Token Issuer, and in any event within 30 days of such request, of any change in the Purchaser’s U.S. tax or withholding status, and (b) execute properly and provide to the Token Issuer, within 30 days of written request by the Token Issuer (or any other Sponsoring Party), any other tax documentation or information that may be reasonably required by the Token Issuer (or another Sponsoring Party) in connection with the operation of the Token Issuer or Blockstack Network to comply with applicable laws and regulations (including, but not limited to, the name, address and taxpayer identification number of any “substantial U.S. owner” (as defined in the Code) of the Purchaser or any other document or information requested by the Token Issuer (or another Sponsoring Party) in connection with the Token Issuer complying with FATCA and/or any IGA or as required to reduce or eliminate any withholding tax directly or indirectly imposed on or collected by or with respect to the Token Issuer), and (c) execute and properly provide to the Token Issuer, within 30 days of written request by the Token Issuer (or another Sponsoring Party), any tax documentation or information that may be requested by the Token Issuer (or any Sponsoring Party).

4.4.                            Reporting. The Purchaser further consents to the reporting of the information provided pursuant to this Section 4, in addition to certain other information, including, but not limited to, the value of the Purchaser’s purchase of a DDA to the IRS or any other governmental authority if the Token Issuer is required to do so under FATCA.

4.5.                            FATCA. As used in this Purchase Agreement, “FATCA” means one or more of the following, as the context requires: (i) Sections 1471 through 1474 of the Code and any associated legislation, regulations or guidance, or similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement equivalent tax reporting, financial or tax information sharing, and/or withholding tax regimes, (ii) any intergovernmental agreement, treaty or any other arrangement between the United States and an applicable foreign country, entered into to facilitate, implement, comply with or supplement the legislation, regulations or guidance described in the foregoing clause (i), and (iii) any legislation, regulations or guidance implemented in a jurisdiction to give effect to the foregoing clauses (i) or (ii).

4.6.                            Additional Tax Representations. By executing this Purchase Agreement, the Purchaser understands and acknowledges that (i) the Token Issuer (or any other Sponsoring Party) may be required to provide the identities of the Purchaser’s direct and indirect beneficial owners to a governmental entity, and (ii) the Purchaser hereby waives any provision of law and/or regulation of any jurisdiction that would, absent a waiver, prevent the Token Issuer from compliance with the foregoing and otherwise with applicable law as described in this Section 4.

5.                                                                                      Indemnification.

5.1.                            Indemnification. PLEASE READ THIS INDEMNIFICATION PROVISION CAREFULLY BECAUSE IT LIMITS THE PURCHASER’S ABILITY TO SEEK RELIEF FROM AN INDEMNIFIED PARTY. The Purchaser acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties contained in this Purchase Agreement, and except as otherwise agreed to in writing with the Token Issuer, hereby agrees to indemnify and hold harmless the Sponsoring Parties, and each other person, if any, who controls, is controlled by, or is under common control with any of the foregoing (each, an “Indemnified Party”) from and against any and all loss, claim, damage, liability or expense whatsoever (including reasonable attorneys’ fees and disbursements) due to or arising out of or based upon (i) any inaccurate representation or warranty made by the Purchaser, or breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser in the DDA (including without limitation the Purchase Agreement for the DDA) or in any other document furnished by the Purchaser in connection with a purchase of the DDA or the Tokens, (ii) any action for securities, commodities, or money transmission law violations instituted by the Purchaser that is finally resolved by judgment against the Purchaser, or (iii) any action instituted by or on behalf of the Purchaser against an Indemnified Party that is finally resolved by judgment against the Purchaser or in favor of an Indemnified Party.

5.2.                            Third Party Beneficiaries. Each Indemnified Party is an intended third party beneficiary of this Purchase Agreement. The remedies provided in this Section 5 shall be cumulative and shall not preclude the assertion by any Indemnified Party of any other rights or the seeking of any other remedies against the Purchaser.

5.3.                            No Waiver. Notwithstanding the foregoing, nothing contained in this Purchase Agreement shall constitute a waiver by a Purchaser of any of its legal rights under applicable U.S. federal securities and commodities laws or any other laws whose applicability is not permitted to be contractually waived.

6.                                                                                      Limitation of Liability. PLEASE READ SECTIONS 6.1, 6.2, AND 6.3 CAREFULLY. THESE PROVISIONS LIMIT THE SCOPE OF THE TOKEN ISSUER’S LIABILITY IN CONNECTION WITH THE SALE OF THE DDA.

6.1.                            To the fullest extent permitted by applicable law: (i) in no event will the Token Issuer or any of the Sponsoring Parties be liable for any indirect, special, incidental, consequential, or exemplary damages of any kind (including, but not limited to, where related to loss of revenue, income or profits, loss of use or data, or damages for business interruption) arising out of or in any way related to the sale of the DDA or otherwise related to these terms, regardless of the form of action, whether based in contract, tort (including, but not limited to, simple negligence, whether active, passive or imputed), or any other legal or equitable theory (even if the party has been advised of the possibility of such damages and regardless of whether such damages were foreseeable); and (ii) in no event will the aggregate liability of the Token Issuer and the Sponsoring Parties (jointly), whether in contract, warranty, tort (including negligence, whether active, passive or imputed), or other theory, arising out of or relating to these terms exceed the amount Purchaser pays to the company for the DDA.

6.2.                            The limitations set forth in section 6.1 will not limit or exclude liability for the gross negligence, fraud or intentional, willful or reckless misconduct of the Token Issuer.

6.3.                            Some jurisdictions do not allow the limitation or exclusion of liability for incidental or consequential damages. Accordingly, some of the limitations of Section 6 may not apply to the Purchaser.

7.                                                                                      Dispute Resolution & Arbitration. PLEASE READ SECTIONS 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, AND 7.8 CAREFULLY BECAUSE THEY CONTAIN ADDITIONAL PROVISIONS APPLICABLE ONLY TO PERSONS LOCATED, RESIDENT OR DOMICILED IN THE UNITED STATES. IF THE PURCHASER IS LOCATED, RESIDENT OR DOMICILED IN THE UNITED STATES, THIS SECTION REQUIRES THE PURCHASER TO ARBITRATE CERTAIN DISPUTES AND CLAIMS WITH THE COMPANY AND LIMITS THE MANNER IN WHICH THE  PURCHASER CAN SEEK RELIEF FROM THE COMPANY.

7.1.                            Binding Arbitration. Except for any disputes, claims, suits, actions, causes of action, demands or proceedings (collectively, “Disputes”) in which either party seeks injunctive or other equitable relief for the alleged unlawful use of intellectual property, including, without limitation, copyrights, trademarks, trade names, logos, trade secrets or patents, the Purchaser and the Token Issuer (i) waive the Purchaser’s and the Token Issuer’s respective rights to have any and all Disputes arising from or related to the terms of the Purchase Agreement or Offering Materials (the “Terms”) resolved in a court, and (ii) waive the Purchaser’s and the Token Issuer’s respective rights to a jury trial. Instead, the Purchaser and the Token Issuer will arbitrate Disputes through binding arbitration (which is the referral of a Dispute to one or more persons charged with reviewing the Dispute and making a final and binding determination to resolve it instead of having the Dispute decided by a judge or jury in court).

7.2.                            No Class Arbitrations, Class Actions, or Representative Actions. Any Dispute arising out of or related to the Terms is personal to the Purchaser and the Token Issuer and will be resolved solely through individual arbitration and will not be brought as a class arbitration, class action or any other type of representative proceeding. There will be no class arbitration or arbitration in which an individual attempts to resolve a Dispute as a representative of another individual or group of individuals. Further, a Dispute cannot be brought as a class or other type of representative action, whether within or outside of arbitration, or on behalf of any other individual or group of individuals.

7.3.                            Federal Arbitration Act. The Terms affect interstate commerce and the enforceability of this section 7 will be both substantively and procedurally governed by and construed and enforced in accordance with the federal arbitration act, 9 U.S.C. § 1 et seq. (the “FAA”), to the maximum extent permitted by applicable law.

7.4.                            Notice. Each party will notify the other party in writing of any Dispute within thirty (30) days of the date it arises, so that the parties can attempt in good faith to resolve the Dispute informally. Notice to the Token Issuer shall be sent by email to the company at legal@blockstack.com. Notice to the Purchaser shall be by email to the then-current email address in the Purchaser’s account. The Purchaser’s notice must include (i) the Purchaser’s name, postal address, email address, and telephone number, (ii) a description in reasonable detail of the nature or basis of the Dispute, and (iii) the specific relief that the Purchaser is seeking. If the Purchaser and the Token Issuer cannot agree how to resolve the Dispute within thirty (30) days after the date notice is received by the applicable party, then either the Purchaser or the Token Issuer may, as appropriate and in accordance with this Section 7, commence an arbitration proceeding or, to the extent specifically provided for in Section 7.1, file a claim in court.

7.5.                            Process. Any arbitration will occur in New Jersey.  Arbitration will be conducted confidentially by a single arbitrator in accordance with the rules of the Judicial Arbitration and Mediation Services (“JAMS”), which are hereby incorporated by reference. The state and federal courts located in New Jersey will have exclusive jurisdiction over any appeals and the enforcement of an arbitration award. The Purchaser may also litigate a Dispute in the small claims court located in the county where the Purchaser resides if the Dispute meets the requirements to be heard in small claims court.

7.6.                            Authority of Arbitrator. As limited by the FAA, the Terms and the applicable JAMS rules, the arbitrator will have (i) the exclusive authority and jurisdiction to make all procedural and substantive decisions regarding a Dispute, including the determination of whether a Dispute is arbitrable, and (ii) the authority to grant any remedy that would otherwise be available in court; provided, however, that the arbitrator does not have the authority to conduct a class arbitration or a representative action, which is prohibited by the Terms. The arbitrator may only conduct an individual arbitration and may not consolidate more than one individual’s claims, preside over any type of class or representative proceeding or preside over any proceeding involving more than one individual.

7.7.                            Rules of JAMS. The rules of JAMS and additional information about JAMS are available on the JAMS website. By agreeing to be bound by the Terms, the Purchaser either (i) acknowledges and agrees that the Purchaser has read and understands the rules of JAMS, or (ii) waives its opportunity to read the rules of JAMS and any claim that the rules of JAMS are unfair or should not apply for any reason.

7.8.                            Severability of Dispute Resolution and Arbitration Provisions. If any term, clause or provision of Section 7 is held invalid or unenforceable, it will be so held to the minimum extent required by law, and all other terms, clauses and provisions of Section 7 will remain valid and enforceable. Further, the waivers set forth in Section 7.2 are severable from the other provisions of the Terms and will remain valid and enforceable, except as prohibited by applicable law.

8.                                                                                      Miscellaneous.

8.1.                            Notices and Electronic Delivery; Privacy Policy.

(a)                           Electronic Delivery. The Sponsoring Parties, each at its sole and absolute discretion, may provide any notices or other communications given or made to the Purchaser and deliver to the Purchaser (or the Purchaser’s designated agents) privacy statements, financial information (audited or otherwise), reports and other communications relating to any Sponsoring Party or otherwise relating to this Purchase Agreement (collectively, “Disclosures”) in electronic form, such as via email or posting to a password protected website.

(b)                           The Sponsoring Parties will send emails to the email address that the Purchaser has included on the Purchaser Questionnaire. If an email notification is undeliverable, delivery of the notice is not required to be made to the Purchaser’s postal mail address of record except as otherwise required by law. The Sponsoring Parties reserve the right to post communications on their respective websites without providing notice to the Purchaser, when permitted by law.

(c)                            The Purchaser agrees that all Disclosures provided to the Purchaser via email notification or the website will be deemed to have been good and effective delivery to the Purchaser when sent or posted, regardless of whether the Purchaser actually or timely receives or accesses the email notification.

(d)                           By signing this Purchase Agreement, the Purchaser consents to electronic delivery as described in the preceding sections, unless and until the Purchaser revokes its consent and/or waiver in writing to the Token Issuer.

(e)                            In so consenting, the Purchaser acknowledges that email messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. The Purchaser also acknowledges that an email from a Sponsoring Party may be accessed by recipients other than the Purchaser and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems.

(f)                             The Purchaser understands that if it has any doubts about the authenticity of an email purportedly sent by the Sponsoring Parties, the Purchaser should contact the purported sender immediately.

(g)                            The Purchaser agrees to be bound by any affirmation, assent or agreement that the Purchaser transmits to the Token Issuer or its affiliates by computer or other electronic device, including internet, telephonic and wireless devices, including, but not limited to, any consent the Purchaser gives to receive communications from the Token Issuer or any of its affiliates solely through electronic transmission. The Purchaser agrees that when the Purchaser clicks on an “I Agree,” “I Consent,” or other similarly worded button or entry field with its mouse, keystroke or other device, its agreement or consent will be legally binding and enforceable against it and will be the legal equivalent of the Purchaser’s handwritten signature on an agreement that is printed on paper. The Purchaser agrees that the Token Issuer and any of its affiliates may send the Purchaser electronic copies of any and all communications associated with its purchase of Tokens.

8.2.                            Revocation. Purchaser acknowledges and accepts that all purchases of the DDA from the Token Issuer during the DDA Offering are final, and there are no refunds or cancellations except as may be required by applicable law or regulation. Purchaser further acknowledges and accepts that the Token Issuer reserves the right to refuse or cancel Purchase Agreements at any time in its sole discretion.

8.3.                            Headings. Section and other headings contained in this Purchase Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Purchase Agreement.

8.4.                            Governing Law; Consent to Jurisdiction; Venue and Service of Process. THIS PURCHASE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF DELAWARE WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES, NOTWITHSTANDING THE PLACE WHERE THIS PURCHASE AGREEMENT MAY BE EXECUTED BY ANY PARTY. To the extent permissible under applicable law, the Purchaser hereby irrevocably agrees that any suit, action or proceeding (“Action”) with respect to this Purchase Agreement may, but need not, be resolved, whether by arbitration or otherwise, within the State of New Jersey. Accordingly, the parties consent and submit to the non-exclusive jurisdiction of the federal and state courts and any applicable arbitral body located within the State of New Jersey. The Purchaser agrees and consents that service of process as provided by U.S. federal and Delaware law may be made upon the Purchaser in any Action and may not as a result claim that any Action has been brought in an inconvenient forum.

8.5.                            Entire Agreement. This Purchase Agreement along with the Offering Materials and any side letter or other similar agreement between the Purchaser and the Token Issuer constitute the entire agreement between the parties hereto with respect to the subject matter of this Purchase Agreement and may be amended only in writing, executed by all parties hereto.

8.6.                            Severability. Each provision of this Purchase Agreement (including without limitation each representation made in the Purchaser Questionnaire and each provision of or grant of authority by or in the Power of Attorney) shall be considered severable. If it is determined by a court of competent jurisdiction that any provision of this Purchase Agreement is invalid or unenforceable under any applicable law, then that provision shall (i) be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with applicable law; and (ii) not affect the validity or enforceability of any other provisions of this Purchase Agreement, and to this extent the provisions of this Purchase Agreement shall be severable.

8.7.                            Successors and Assigns. This Purchase Agreement (i) shall be binding upon the Purchaser and the heirs, legal representatives, successors and permitted assigns of the Purchaser and shall inure to the benefit of the Token Issuer and its successors and assigns, (ii) shall survive the acceptance of the Purchaser as a Purchaser of a DDA, (iii) shall, if the Purchaser consists of more than one person, be the joint and several obligation of each, and (iv) may be executed in counterparts, all of which when taken together, shall be deemed one original.

8.8.                            Survival. The representations and warranties of the Purchaser in, and the other provisions of, this Purchase Agreement shall survive the execution and delivery of this Purchase Agreement.

APPENDIX A

DEFERRED DELIVERY AGREEMENT

THIS DEFERRED DELIVERY AGREEMENT (“DDA”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS DDA MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS DDA MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

DEFERRED DELIVERY AGREEMENT

Issued By

BLOCKSTACK TOKEN LLC

For

TOKENS

Investment (value in U.S. Dollars):	$26,400

Payment Method:

Payment made in exchange for the deemed payment of $26,400 of the $526,400 amount payable by Blockstack Signature Fund 1 LLC (the “SAFE Purchaser”) to the Purchaser (as defined below) under the Simple Agreement for Equity Financing (the “SAFE”), entered into on January 17, 2019, between the SAFE Purchaser and the Purchaser

Token Amount:	2,000,000

THIS DEFERRED DELIVERY AGREEMENT (the “Agreement”) certifies that in exchange for the payment by New Internet Labs Limited (the “Purchaser”) of the investment listed above (the “Investment”) on or about January 17, 2019, Blockstack Token LLC, a Delaware limited liability company (the “Token Issuer”), hereby issues to the Purchaser the right, in the future, to receive a number of tokens issued by the Token Issuer (the “Tokens”) equal to the amount listed above under the “Token Amount.”  This right to receive Tokens is subject to the terms set forth below and in the purchase agreement for this Agreement (the “Purchase Agreement”) to which this Agreement is attached.  Delivery of the Tokens will provide the Purchaser with the ability to use the Tokens on the Token Issuer’s network, governed by the Blockstack Core software available at https://github.com/blockstack/blockstack-core, as referred to and further described in the Disclosure Statement provided with the Purchase as the “Blockstack network”  (the “Blockstack Network”).

1.             Definitions

“Agreement” shall have the meaning given to it in the opening paragraph of this document.

“Blockstack Network” shall have the meaning given to it in the opening paragraph of this document.

“Business Days” shall mean Monday through Friday, exclusive of U.S. federal banking holidays.

“DDA” means an instrument containing a right to receive units of Tokens in the future, similar in form and content to this Agreement.

“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Token Issuer’s creditors or (iii) any other liquidation, dissolution, or winding up of the Token Issuer, whether voluntary or involuntary. A change of control and any public offering will not constitute a Dissolution Event.

“Distribution Compliance Period” shall mean a one-year holding period that begins on the last date on the signature page of the Purchase Agreement.

“Investment” shall have the meaning given to it in the opening paragraph of this document.

“Purchase Agreement” shall have the meaning given to it in the opening paragraph of this document.

“Purchase Price” shall have the meaning given to it in the opening table on the first page of this document.

“Purchaser” shall have the meaning given to it in the opening paragraph of this document.

“Returned Investment” means 100% of the Purchaser’s Investment, net of any taxes and expenses associated with the offering of this Agreement.

“SAFE” shall have the meaning given to it in the table on the first page of this Agreement.

“Token Amount” means the amount listed under “Token Amount” on the first page of this Agreement, calculated as the Investment divided by the Issue Price.

“Token Distribution Event” means the date on which the Token Issuer will provide Tokens to the Purchaser under this Agreement. The timing of the Token Distribution Event will be determined at the sole discretion of the Token Issuer; provided, however, that if the Tokens are not delivered by the date of the expiration of the Distribution Compliance Period, the Token Distribution Event shall be no later than 10 days after the expiration of the Distribution Compliance Period (the “Token Distribution Deadline”), subject to Section 2(b). The Token Issuer will provide 21 days’ notice prior to the Token Distribution Event.

“Token Issuer” shall have the meaning given to it in the opening paragraph of this document.

“Tokens” shall have the meaning provided in the opening paragraph of this document. For the avoidance of doubt, the meaning shall be inclusive of the singular form, “Token.”

“Use Restriction” means the general prohibition on the Purchaser’s ability to sell, transfer, spend, exchange or otherwise make use of the Tokens on the Blockstack Network.

2

2.             Events

(a)           Token Distribution Event. On the day of the Token Distribution Event, the Token Issuer will issue to the Purchaser a number of Tokens equal to the Purchaser’s Token Amount; provided that, in connection with and prior to the issuance of the Token Amount by the Token Issuer to the Purchaser pursuant to this Section 2(a):

(i)            The Purchaser will execute and deliver to the Token Issuer any and all other transaction documents related to this Agreement, including but not limited to the Purchase Agreement. The Purchaser agrees that the Purchaser’s signature on the Signature Page to the Purchase Agreement constitutes delivery and execution of both the DDA and the DDA Purchase Agreement;

(ii)           The Purchaser has executed a SAFE with the SAFE Purchaser;

(iii)          Prior to the Token Distribution Event, the Purchaser will provide to the Token Issuer a digital wallet address to which the Token Issuer may deliver the Token Amount. For the avoidance of doubt, the public wallet address must be under the direct or indirect control of the Purchaser and shall not be under the direct or indirect control of a third-party. The Purchaser shall provide the Token Issuer with its digital wallet address at least 7 days before the Token Distribution Event. The Token Issuer will provide the Purchaser with notice of the need to do so when announcing the Token Distribution Event at least 14 days prior to the Token Distribution Event.

(b)           Non-Issuance of Tokens.

(i)            Possibility of Non-Issuance.  If, by the date of the Token Distribution Deadline, no Token Distribution Event has occurred and the Token Issuer determines in its sole discretion that a distribution of Tokens on that date would violate any applicable law (including U.S. state, U.S. federal, non-U.S. law, and any administrative rule or regulation promulgated thereunder), then the Token Issuer shall be under no obligation to issue or distribute any Tokens under this DDA.

(ii)           Refund of Investment.  If the Tokens are not issued by the Token Distribution Deadline pursuant to Section 2(b)(i), the Token Issuer will return to the Purchaser the Returned Investment within 30 calendar days.

(iii)          Full Satisfaction.  The Purchaser agrees that payment of the Returned Investment by the Token Issuer to the Purchaser shall be in full satisfaction of any and all obligations of the Token Issuer under this DDA to the Purchaser.

(iv)          Dissolution Event.  If there is a Dissolution Event before the Token Distribution Event, the Token Issuer will pay an amount equal to 100% of the Investment, due and payable to the Purchaser immediately prior to, or concurrent with, the consummation of the Dissolution Event.  As an obligation to a general unsecured creditor, the Investment will be paid prior and in preference to any distribution of any of the assets of the Token Issuer to holders of outstanding preferred and common stock by reason of their ownership thereof.  If immediately prior to the consummation of the Dissolution Event the assets of the Token Issuer legally available for distribution to the Purchaser are insufficient to permit the payment to the Purchaser of its Investment, then the entire assets of the Token Issuer legally available for distribution will be distributed of the Investment. This provision shall expire upon a Token Distribution Event, and the Purchaser will have no rights to any of the assets of the Token Issuer or any return of an Investment after the Token Distribution Event, whether or not there is a Dissolution Event.  For the avoidance of doubt, if there is no Token Distribution Event, this provision also terminates at the termination of the DDA.

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(v)           Tax Withholding.  The Token Issuer will withhold from the payment of any Returned Investment an amount equal to any income taxes owed by the Token Issuer on its receipt of the Investment.  Purchaser will be responsible for the payment of its own taxes with respect to any Returned Investment.

(c)           Termination.  The DDA will expire and terminate upon the earliest to occur of (i) the issuance to the Purchaser of the Tokens, (ii) the satisfaction of the conditions in Section 2(b)(ii) or 2(b)(iv) of this Agreement, or (iii) any breach of the representations and warranties of the Purchaser in, or the other provisions of, this Agreement by the Purchaser.  Sections 2(b)(iii) (Full Satisfaction), 2(b)(v) (Tax Withholding), 4 (Purchaser Representations) and 5 (Miscellaneous) shall survive any termination or expiration of this DDA.

(d)           Use Restriction. The Tokens delivered pursuant to this DDA are subject to the Use Restriction until such Tokens have unlocked.  The unlocking commencement date of the Tokens will be the date of the Token Distribution Event.  The unlocking schedule for the Tokens will be that 1/24th of the Tokens will unlock upon the Token Distribution Event, and an additional 1/24th of the Tokens will unlock upon the completion of each 4,320 additional blockchain blocks on the Blockstack Network after the Token Distribution Event.

3.             Token Issuer Representations

(a)           The Token Issuer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)           The execution, delivery and performance by the Token Issuer of this Agreement is within the power of the Token Issuer and, other than with respect to the actions to be taken when the Token Amount is to be issued to the Purchaser, has been duly authorized by all necessary actions on the part of the Token Issuer. This instrument constitutes a legal, valid and binding obligation of the Token Issuer, enforceable against the Token Issuer in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.  To the knowledge of the Token Issuer, it is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Token Issuer or (iii) any material indenture or contract to which the Token Issuer is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Token Issuer.

(c)           The performance and consummation of the transactions contemplated by this Agreement do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Token Issuer; (ii) result in the acceleration of any material indenture or contract to which the Token Issuer is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Token Issuer or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Token Issuer, its business or operations.

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(d)           No consents or approvals are required in connection with the performance of this Agreement, other than: (i) the Token Issuer’s corporate approvals; and (ii) any qualifications or filings under applicable securities laws.

(e)           To its knowledge, the Token Issuer owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights (collectively, “IP Rights”) necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others. To the extent that the Token Issuer develops additional intellectual property in the future, it will make reasonable efforts to secure IP Rights for that intellectual property.

(f)            The Token Issuer incorporates and restates in this Agreement by reference all representations and warranties made by the Token Issuer contained in the Purchase Agreement.

4.             Purchaser Representations

(a)           The Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)           The Purchaser is either: (i) not a “U.S. person” as such term is defined in Rule 902 of Regulation S under the Securities Act; or (ii) an eligible person listed under Rule 701(c) of the Securities Act. The Purchaser has been advised that this Agreement is a security that has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Purchaser is purchasing this security instrument for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Purchaser’s financial condition, and is able to bear the economic risk of such investment for an indefinite period of time. The Purchaser further represents that it has been provided the opportunity to ask the Token Issuer questions, and where applicable, has received answers from the Token Issuer, regarding this Agreement and the offering of this Agreement.

(c)           The Purchaser is not a resident of the state of New York.

(d)           The Purchaser incorporates and restates in this Agreement by reference all representations and warranties made by the Purchaser in the Purchase Agreement. The Purchaser further represents that it has read the Purchase Agreement, understands and agrees to be bound by its terms, and has been provided the opportunity to ask the Token Issuer questions, and where applicable, has received answers from the Token Issuer, regarding the Purchase Agreement.

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(e)           The representations and warranties of the Purchaser set forth in this DDA, including those incorporated and restated by reference, shall be deemed repeated and reaffirmed by the Purchaser to the Token Issuer as of each date the Token Issuer issues Tokens to the Purchaser pursuant to this Agreement.  If at any time prior to the termination of this DDA, the representations and warranties set forth in this DDA, including those incorporated and restated by reference, cease to be true in any material respect, the Purchaser shall promptly so notify the Token Issuer in writing.

5.             Miscellaneous

(a)           Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Token Issuer and the Purchaser.

(b)           Any notice required or permitted by this Agreement will be deemed sufficient when sent by email to the relevant address listed in the Purchase Agreement, as subsequently modified by written notice.

(c)           The purchase of DDAs and ultimate ownership of Tokens (i) does not provide Purchaser with rights of any form with respect to the Token Issuer or its revenues or assets, including, but not limited to, any voting, distribution, redemption, liquidation, proprietary (including all forms of intellectual property), or other financial or legal rights in the Token Issuer; (ii) is not a loan to Token Issuer; and (iii) does not provide Purchaser with any ownership or other interest in Token Issuer.

(d)           Each of the Token Issuer and the Purchaser agree to treat this instrument as a prepaid forward contract for U.S. federal, state and local income tax purposes, and will not take any position on any tax return, report, statement or other tax document that is inconsistent with such treatment, unless otherwise required by a change in law occurring after the date hereof, a closing agreement with an applicable tax authority or a final non-appealable judgment of a court of competent jurisdiction.

(e)           Neither this Agreement nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this Agreement and/or the rights contained herein may be assigned without the Token Issuer’s consent by the Purchaser to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Purchaser, including, without limitation, any general partner, managing member, officer or director of the Purchaser, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Purchaser; and provided, further, that the Token Issuer may assign this Agreement in whole, without the consent of the Purchaser, in connection with a reincorporation to change the Token Issuer’s domicile.

(f)            In the event any one or more of the provisions of this Agreement is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Agreement operate or would prospectively operate to invalidate this Agreement, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Agreement and the remaining provisions of this Agreement will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(g)           The Purchaser shall, and shall cause its affiliates to, execute and deliver any additional documents and take any further actions requested by Token Issuer to give effect to this Agreement and the transactions contemplated by this Agreement, including, without limitation, to enable the Token Issuer or the transactions contemplated by this Agreement to comply with applicable laws.

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(h)           The Token Issuer shall not be liable or deemed to have defaulted under or breached this Agreement for any failure or delay in performing any obligation under this Agreement, including without limitation any failure to deliver or delay in delivery of Tokens, to the extent the failure or delay is caused by or results from acts beyond the Token Issuer’s reasonable control, including, without limitation: (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, or other civil unrest; (d) the application or change of any law; or (e) action by any governmental authority.

(i)            All rights and obligations hereunder will be governed by the laws of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

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APPENDIX B

DISCLOSURE STATEMENT

See “Exhibit 15.8 to Form 1-A Filed April 11, 2019”

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APPENDIX C

RISK FACTORS

(see attached)

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Additional Terms and Risk Factors for the Deferred Delivery Agreement

and the Blockstack Tokens

January 17, 2019

This document is provided as a supplement to the Deferred Delivery Agreement (“DDA”) that will provide the right, subject to the terms described in the DDA and the Purchase Agreement for the Deferred Delivery Agreement (the “Purchase Agreement”), for New Internet Labs Limited (the “Purchaser” or “you”) to receive tokens (“Blockstack Tokens” or “Tokens” and the offering, the “DDA Offering”) to be issued by Blockstack Token LLC (the “Company”) in the future.  The additional terms and risk factors below (“Risk Factors”) provide additional background on the risks associated with the DDA and the Blockstack Tokens that is specific to this DDA Offering.  Where this document, the DDA or the Purchase Agreement conflicts with the Disclosure Statement provided with the DDA, each of this document, the DDA and the Purchase Agreement will govern.  For avoidance of doubt, all terms specific to the DDA Offering are set forth in the DDA and Purchase Agreement; the terms of the offering set forth in the Disclosure Statement refer to a separate offering conducted by Blockstack.

Important:  Blockstack Token LLC (together with its affiliates,”Blockstack”) does not recommend that any particular investor purchase a DDA or the Tokens.  Each investor in a DDA (“Investor”) is responsible for determining whether DDAs and future Tokens are appropriate investments for that Investor.

Token Unlocking

Tokens will “unlock” over time at an approximate rate per month of 1/24th of an Investor’s total amount of Tokens purchased through a DDA. Unlocking will start upon the Token Distribution Event, and time for these purposes will be measured in blocks completed since the Token Distribution Event, with 1/24th of the Tokens unlocking immediately upon the Token Distribution Event. An additional 1/24th of the Tokens will be unlocked with each 4,320 new blockchain blocks that are completed, which is anticipated to occur each month, but this rate will fluctuate. Based on this vesting methodology, it is anticipated that the Tokens will fully unlock at the end of approximately two years, defined as 105,120 blocks completed since the genesis block, although this is not guaranteed.

Risks Associated with the Structure of the DDAs

Can I lose my money investing in a DDA?

Yes. An investment in a DDA involves a significant amount of risk and is suitable only for sophisticated investors of substantial means who have no immediate need for liquidity in the amount invested. An investment in a DDA may result in a loss of all or part of your investment.

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Will I receive Tokens immediately after executing the DDA?

No. The DDA provides Investors with the right to receive Tokens upon the Token Distribution Event.  The timing of the Token Distribution Event will be determined in the sole discretion of the Token Issuer.  If, however,  the Token Distribution Event has not occurred by the date that is 10 days after the expiration of a one-year holding period (the “Token Distribution Deadline”), the Token Issuer must either issue the Tokens or, if it determines in its sole discretion that to issue the Tokens would constitute a violation of law or regulation, must return your investment.

Does Blockstack guarantee that I will receive Tokens based on the DDA?

No.  Tokens will only be issued to you upon a Token Distribution Event. The timing of the Token Distribution Event, and whether any Token Distribution Event will  occur at all, will each be determined as the sole discretion of the Token Issuer.  The Company may forgo issuing Tokens if it determines that to issue the Tokens would constitute a violation of law or regulation. Furthermore, if the Company ceases operations, agrees to assign its assets and liabilities to a third party for the benefit of creditors in the case of insolvency, or engages in a liquidation or winding up, it may never issue the Tokens.

If I do not receive Tokens, will Blockstack return all of my money?

Possibly not.  Although the Company will be obligated to return your investment in the event it forgoes issuing Tokens or is unable to, any reimbursement could be less than your entire investment.

Is the DDA freely transferable?

No. Unlike the Tokens sold in the Regulation A Offering, the DDA and the Tokens delivered pursuant to the DDA are being sold in an offering exempt pursuant to Regulation S under the Securities Act and will not be freely transferable unless an exemption from registration is available for such resale.  The DDA may not be offered, sold, or transferred without approval by the Company, which the Company is unlikely to provide.  Representations and terms regarding resale are set forth in the Purchase Agreement and DDA.

Can the value of the Tokens decrease after I purchase my DDA?

Yes.  After the Network is functional, the price of the Tokens will be determined based on transactions on third-party exchanges. As a result, the market price of the Tokens may decrease, and there is a risk that the price of Tokens will drop lower than the purchase price paid by Investors.

Will my Tokens be freely transferable after I receive them?

No.  As noted above, prior to delivery, you may not transfer your interests in the Tokens as held through the DDA without consent of the Company.  After delivery, the Tokens will be subject to the “unlocking” mechanism described above.  In addition, for purposes of compliance with Regulation S, the Tokens may not be transferred at all prior to the point a year and a day after the execution of the Purchase Agreement.  To restrict transfers, if the Tokens are delivered to the Investor prior to this date, Blockstack may employ technical means to restrict the transfer of the tokens, including by specifically rendering the tokens incapable of being transferred on the Blockstack Network to a new wallet address until the Tokens are freely transferable under Regulation S.

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